Exhibit 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 11-K


                 Annual Report Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


|X| Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 - for the year ended December 31, 1999

                                       or

|_|        Transition  report  pursuant  to  Section  15(d)  of  the  Securities
           Exchange Act of 1934 - for the transition period from       to

                          Commission file number 1-640


           A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

           B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                               NL INDUSTRIES, INC.
                       16825 Northchase Drive, Suite 1200
                            Houston, Texas 77060-2544

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                                      INDEX



                                                                       Page

Signature Page                                                           2

Financial Statements and Supplemental Schedules
 with Report of Independent Accountants                              F-1 to F-15

Exhibit I - Consent of Independent Accountants

                                    SIGNATURE


           Pursuant to the requirements of the Securities Act of 1934, the Administrator has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.


                                                    NL INDUSTRIES, INC.
                                                    RETIREMENT SAVINGS PLAN

                                          By:       NL INDUSTRIES, INC.
                                                    PENSION AND EMPLOYEE
                                                    BENEFITS COMMITTEE,
                                                    Administrator of
                                                    NL Industries, Inc.
                                                    Retirement Savings Plan


                                          By:       /s/ Robert D. Hardy
                                                    Robert D. Hardy
                                                    Chairman, Pension and
                                                    Employee Benefits Committee


June 27, 2000

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN



        FINANCIAL STATEMENTS, FUND INFORMATION AND SUPPLEMENTAL SCHEDULES
                     WITH REPORT OF INDEPENDENT ACCOUNTANTS

                                December 31, 1999

                               NL INDUSTRIES INC.
                             RETIREMENT SAVINGS PLAN


                                      INDEX



                                                                        Page

Report of Independent Accountants                                       F-2

Financial Statements:
---------------------

 Statements of Net Assets Available for Benefits
  - December 31, 1998 and 1999                                           F-3

 Statements of Changes in Net Assets Available for Benefits with
  Fund Information - Years ended December 31, 1998 and 1999          F-4 to F-7

 Notes to Financial Statements                                       F-8 to F-13

Supplemental Schedules:
-----------------------

 Schedule of Assets Held for Investment Purposes
  at End of Year - December 31, 1999                                     F-14

 Schedule of Reportable Transactions -
  Year ended December 31, 1999                                           F-15


All other schedules are omitted because they are not applicable or not required.

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Pension and Employee Benefits Committee of
NL Industries, Inc.:

           In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the NL Industries, Inc. Retirement Savings Plan (the "Plan") at December 31, 1998 and 1999, and the changes in net assets available for benefits for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

           Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, as listed on the accompanying index, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the changes in net assets available for benefits of each fund. These supplemental schedules and fund information are the responsibility of the Plan's management. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                              PricewaterhouseCoopers LLP
Houston, Texas
June 8, 2000

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1998 and 1999



                                                        1998             1999
                                                    -----------      -----------

                ASSETS

Investments at fair value:
  Common stock ...............................      $ 2,347,862      $ 2,429,229
  Other securities ...........................       23,406,941       23,331,334
Employer contributions receivable ............          598,532          307,458
Cash .........................................             --             36,427
                                                    -----------      -----------

  Net assets available for benefits ..........      $26,353,335      $26,104,448
                                                    ===========      ===========


                 See accompanying notes to financial statements.
                                       F-3

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION

                          Year ended December 31, 1998

                                                                              Fund Information
                                                         -----------------------------------------------------------
                                                                                              AIM
                                                         MFS Emerging      Templeton      International    AIM Value
                                                         Growth Fund       World Fund      Equity Fund       Fund
                                                         ------------      ----------     -------------    ---------
Additions:
  Investment income:
    Net appreciation (depreciation) in the fair value
     of investments .................................    $   354,126     $   (85,801)    $    46,443     $   420,196
    Dividend income:
      NL Industries, Inc. ...........................           --              --              --              --
      Halliburton Company ...........................           --              --              --              --
      Dresser Industries ............................           --              --              --              --
      Tremont Corporation ...........................           --              --              --              --
      Other .........................................         11,692         132,397           5,780          62,572
    Interest income .................................           --              --              --              --
                                                         -----------     -----------     -----------     -----------

    Total investment income .........................        365,818          46,596          52,223         482,768
                                                         -----------     -----------     -----------     -----------
  Contributions:
    Participants ....................................         65,968          29,445          40,487          78,531
    Employer ........................................         45,032          24,465          19,677          59,013

                                                         -----------     -----------     -----------     -----------
      Total contributions ...........................        111,000          53,910          60,164         137,544

                                                         -----------     -----------     -----------     -----------
    Total additions .................................        476,818         100,506         112,387         620,312

Deductions - distributions ..........................         46,915           8,701          29,944         129,760

Net interfund transfers .............................        (59,634)       (957,929)        (34,577)     (1,125,860)

                                                         -----------     -----------     -----------     -----------
Net increase (decrease) .............................        370,269        (866,124)         47,866        (635,308)

Assets transferred to another plan ..................       (923,408)       (278,015)       (183,021)       (727,621)

Net assets available for benefits:
  Beginning of year .................................      1,876,572       1,783,781         422,276       2,449,561

                                                         -----------     -----------     -----------     -----------
  End of year .......................................    $ 1,323,433     $   639,642     $   287,121     $ 1,086,632
                                                         ===========     ===========     ===========     ===========

                                                                        Fund Information
                                                        --------------------------------------------
                                                                                          ML Global
                                                        MFS Government    ML Equity      Allocation
                                                        Securities Fund  Index Trust      Fund, Inc.
                                                        ---------------  -----------     -----------
Additions:
  Investment income:
    Net appreciation (depreciation) in the fair value
     of investments .................................    $     7,294     $   333,231     $   (11,565)
    Dividend income:
      NL Industries, Inc. ...........................           --              --              --
      Halliburton Company ...........................           --              --              --
      Dresser Industries ............................           --              --              --
      Tremont Corporation ...........................           --              --              --
      Other .........................................         21,304            --            28,954
    Interest income .................................           --              --              --
                                                         -----------     -----------     -----------

    Total investment income .........................         28,598         333,231          17,389

                                                         -----------     -----------     -----------
  Contributions:
    Participants ....................................         13,359          38,208          22,453
    Employer ........................................         12,398          36,780          18,762

                                                         -----------     -----------     -----------
      Total contributions ...........................         25,757          74,988          41,215

                                                         -----------     -----------     -----------
    Total additions .................................         54,355         408,219          58,604

Deductions - distributions ..........................          3,206          46,079          21,963

Net interfund transfers .............................        (64,127)       (142,787)       (173,518)

                                                         -----------     -----------     -----------
Net increase (decrease) .............................        (12,978)        219,353        (136,877)

Assets transferred to another plan ..................       (138,924)     (1,291,724)       (225,360)

Net assets available for benefits:
  Beginning of year .................................        435,437       1,571,231         630,476

                                                         -----------     -----------     -----------
  End of year .......................................    $   283,535     $   498,860     $   268,239
                                                         ===========     ===========     ===========

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                    Year ended December 31, 1998 (Continued)


                                                                      Fund Information (Continued)
                                         ------------------------------------------------------------------------------------
                                            ML Federal       ML Capital         ML Basic     ML Retirement    Mercury Global
                                           Securities          Fund,             Value       Preservation        Holdings,
                                              Trust             Inc.             Fund            Trust             Inc.
                                           -----------       ----------         --------     --------------    --------------

Additions:
  Investment income:
    Net appreciation (depreciation) in
     the fair value of investments ...    $      1,923     $    188,576     $    316,966     $       --       $     45,144
    Dividend income:
      NL Industries, Inc. ............            --               --               --               --               --
      Halliburton Company ............            --               --               --               --               --
      Dresser Industries .............            --               --               --               --               --
      Tremont Corporation ............            --               --               --               --               --
      Other ..........................          29,733          176,522          229,209             --             41,011
    Interest income ..................            --               --               --          1,002,946             --
                                          ------------     ------------     ------------     ------------     ------------


    Total investment income ..........          31,656          365,098          546,175        1,002,946           86,155
                                          ------------     ------------     ------------     ------------     ------------

  Contributions:
    Participants .....................          25,955           87,075          133,404          100,027             --
    Employer .........................          29,422           71,739          136,427           99,794             --
                                          ------------     ------------     ------------     ------------     ------------

      Total contributions ............          55,377          158,814          269,831          199,821             --
                                          ------------     ------------     ------------     ------------     ------------

    Total additions ..................          87,033          523,912          816,006        1,202,767           86,155

Deductions - distributions ...........           7,325          343,832          234,611        3,836,816           46,539

Net interfund transfers ..............         (47,098)        (401,387)         341,380        4,321,992         (148,928)
                                          ------------     ------------     ------------     ------------     ------------

Net increase (decrease) ..............          32,610         (221,307)         922,775        1,687,943         (109,312)

Assets transferred to another plan ...        (167,043)      (2,295,582)      (2,519,905)      (8,251,803)        (173,185)

Net assets available for benefits:
  Beginning of year ..................         604,321        5,507,309        4,787,468       19,196,152          572,551
                                          ------------     ------------     ------------     ------------     ------------

  End of year ........................    $    469,888     $  2,990,420     $  3,190,338     $ 12,632,292     $    290,054
                                          ============     ============     ============     ============     ============



                                            Fund Information (Continued)
                                            -----------------------------
                                                  Common Stock Funds
                                            -----------------------------
                                                             Halliburton/        Cash
                                                 NL             Tremont          Fund             Total
                                            ------------     ------------    ------------     ------------


  Investment income:
    Net appreciation (depreciation) in
     the fair value of investments ...    $    672,669     $   (146,054)    $       --       $  2,143,148
    Dividend income:
      NL Industries, Inc. ............          13,803             --               --             13,803
      Halliburton Company ............            --              1,239             --              1,239
      Dresser Industries .............            --              6,057             --              6,057
      Tremont Corporation ............            --                453             --                453
      Other ..........................            --               --               --            739,174
    Interest income ..................            --               --             (8,895)         994,051
                                          ------------     ------------     ------------     ------------

    Total investment income ..........         686,472         (138,305)          (8,895)       3,897,925
                                          ------------     ------------     ------------     ------------

  Contributions:
    Participants .....................          74,125             --            (44,594)         664,443
    Employer .........................          45,020             --              1,370          599,899
                                          ------------     ------------     ------------     ------------

      Total contributions ............         119,145             --            (43,224)       1,264,342
                                          ------------     ------------     ------------     ------------

    Total additions ..................         805,617         (138,305)         (52,119)       5,162,267

Deductions - distributions ...........          35,384            5,434           15,554        4,812,063

Net interfund transfers ..............      (1,373,683)        (133,844)            --               --
                                          ------------     ------------     ------------     ------------

Net increase (decrease) ..............        (603,450)        (277,583)         (67,673)         350,204

Assets transferred to another plan ...        (409,376)            --               --        (17,584,967)

Net assets available for benefits:
  Beginning of year ..................       3,041,977          641,313           67,673       43,588,098
                                          ------------     ------------     ------------     ------------

  End of year ........................    $  2,029,151     $    363,730     $       --       $ 26,353,335
                                          ============     ============     ============     ============

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR
                   BENEFITS WITH FUND INFORMATION (CONTINUED)

                          Year ended December 31, 1999

                                                               Fund Information
                                        ------------------------------------------------------------
                                                                             AIM
                                        MFS Emerging      Templeton     International     AIM Value
                                        Growth Fund      World Fund      Equity Fund         Fund
                                        ------------     ----------     -------------     ---------
Additions:
  Investment income:
  Net appreciation (depreciation) in
   the fair value of investments ...    $   518,333     $   118,136     $   142,437    $   288,492
    Dividend income:
      NL Industries, Inc. ..........           --              --              --             --
      Halliburton Company ..........           --              --              --             --
      Tremont Corporation ..........           --              --              --             --
      Other ........................          7,352          56,641          14,768        124,316
    Interest income ................           --              --              --             --
                                        -----------     -----------     -----------    -----------

    Total investment income ........        525,685         174,777         157,205        412,808
                                        -----------     -----------     -----------    -----------

  Contributions:
    Participants ...................         74,441          28,241          20,758         85,351
    Employer .......................         37,774          20,306          17,214         40,660
                                        -----------     -----------     -----------    -----------

      Total contributions ..........        112,215          48,547          37,972        126,011
                                        -----------     -----------     -----------    -----------

    Total additions ................        637,900         223,324         195,177        538,819

Deductions - distributions .........         81,362          50,707          23,543         98,892

Net interfund transfers ............       (267,567)         (3,145)         20,048        470,320
                                        -----------     -----------     -----------    -----------

Net increase (decrease) ............        288,971         169,472         191,682        910,247

Net assets available for benefits:
  Beginning of year ................      1,323,433         639,642         287,121      1,086,632
                                        -----------     -----------     -----------    -----------

  End of year ......................    $ 1,612,404     $   809,114     $   478,803    $ 1,996,879
                                        ===========     ===========     ===========    ===========

                                                                       ML Global
                                       MFS Government   ML Equity      Allocation
                                       Securities Fund  Index Trust    Fund, Inc.
                                       ---------------  -----------    -----------
Additions:
  Investment income:
  Net appreciation (depreciation) in
   the fair value of investments ...    $   (24,919)    $   114,469    $    24,805
    Dividend income:
      NL Industries, Inc. ..........           --              --             --
      Halliburton Company ..........           --              --             --
      Tremont Corporation ..........           --              --             --
      Other ........................         16,991            --           40,600
    Interest income ................           --              --             --
                                        -----------     -----------    -----------

    Total investment income ........         (7,928)        114,469         65,405
                                        -----------     -----------    -----------

  Contributions:
    Participants ...................          8,304          60,162         15,788
    Employer .......................          3,455          33,690          5,181
                                        -----------     -----------    -----------

      Total contributions ..........         11,759          93,852         20,969
                                        -----------     -----------    -----------

    Total additions ................          3,831         208,321         86,374

Deductions - distributions .........         29,000          85,815         72,139

Net interfund transfers ............        (19,420)         79,097          9,574
                                        -----------     -----------    -----------

Net increase (decrease) ............        (44,589)        201,603         23,809

Net assets available for benefits:
  Beginning of year ................        283,535         498,860        268,239
                                        -----------     -----------    -----------

  End of year ......................    $   238,946     $   700,463    $   292,048
                                        ===========     ===========    ===========

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                       WITH FUND INFORMATION (CONTINUED)

                    Year ended December 31, 1999 (Continued)

                                                                   Fund Information (Continued)
                                          --------------------------------------------------------------------------------
                                                                                                                Mercury
                                           ML Federal      ML Capital         ML Basic       ML Retirement       Global
                                           Securities        Fund,              Value        Preservation       Holdings,
                                             Trust            Inc.              Fund             Trust            Inc.
                                          ------------     ------------     ------------     ------------     ------------
Additions:
  Investment income:
    Net appreciation (depreciation) in
     the fair value of investments ...    $    (20,367)    $   (183,315)    $     12,462     $       --       $     31,467
    Dividend income:
      NL Industries, Inc. ............            --               --               --               --               --
      Halliburton Company ............            --               --               --               --               --
      Tremont Corporation ............            --               --               --               --               --
      Other ..........................          21,110          309,531          328,016             --             99,114
    Interest income ..................            --               --               --            699,089             --
                                          ------------     ------------     ------------     ------------     ------------


    Total investment income ..........             743          126,216          340,478          699,089          130,581
                                          ------------     ------------     ------------     ------------     ------------

  Contributions:
    Participants .....................          26,749           59,046          135,093           78,060             --
    Employer .........................          10,816           20,089           61,242           42,939             --
                                          ------------     ------------     ------------     ------------     ------------

      Total contributions ............          37,565           79,135          196,335          120,999             --
                                          ------------     ------------     ------------     ------------     ------------

    Total additions ..................          38,308          205,351          536,813          820,088          130,581

Deductions - distributions ...........         216,318          228,954          190,792        3,024,555           11,475

Net interfund transfers ..............         (57,983)        (264,869)        (388,612)         579,246           (3,777)
                                          ------------     ------------     ------------     ------------     ------------

Net increase (decrease) ..............        (235,993)        (288,472)         (42,591)      (1,625,221)         115,329

Net assets available for benefits:
  Beginning of year ..................         469,888        2,990,420        3,190,338       12,632,292          290,054
                                          ------------     ------------     ------------     ------------     ------------

  End of year ........................    $    233,895     $  2,701,948     $  3,147,747     $ 11,007,071     $    405,383
                                          ============     ============     ============     ============     ============

                                          Fund Information (Continued)
                                          -----------------------------
                                                Common Stock Funds
                                          -----------------------------
                                                           Halliburton/         Cash
                                               NL             Tremont           Fund             Total
                                          ------------     ------------     ------------     ------------
Additions:
  Investment income:
    Net appreciation (depreciation) in
     the fair value of investments ...    $    132,645     $     75,437     $       --       $  1,230,082
    Dividend income:
      NL Industries, Inc. ............          20,054             --               --             20,054
      Halliburton Company ............            --              4,027             --              4,027
      Tremont Corporation ............            --                594             --                594
      Other ..........................            --               --               --          1,018,439
    Interest income ..................            --               --               --            699,089

                                          ------------     ------------     ------------     ------------

    Total investment income ..........         152,699           80,058             --          2,972,285
                                          ------------     ------------     ------------     ------------

  Contributions:
    Participants .....................          50,052             --             35,374          677,419
    Employer .........................          14,092             --               --            307,458
                                          ------------     ------------     ------------     ------------

      Total contributions ............          64,144             --             35,374          984,877
                                          ------------     ------------     ------------     ------------

    Total additions ..................         216,843           80,058           35,374        3,957,162

Deductions - distributions ...........          90,570            2,980           (1,053)       4,206,049

Net interfund transfers ..............         (38,612)        (114,300)            --               --
                                          ------------     ------------     ------------     ------------

Net increase (decrease) ..............          87,661          (37,222)          36,427         (248,887)

Net assets available for benefits:
  Beginning of year ..................       2,029,151          363,730             --         26,353,335
                                          ------------     ------------     ------------     ------------

  End of year ........................    $  2,116,812     $    326,508     $     36,427     $ 26,104,448
                                          ============     ============     ============     ============



                 See accompanying notes to financial statements.
                                       F-7

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS


Note 1 - Summary of significant accounting policies:

           The  financial  statements  of the  NL  Industries,  Inc.  Retirement
Savings Plan (the "Plan") have been prepared in accordance with accounting principles generally accepted in the United States. The following is a summary of the significant accounting policies followed by the Plan.

Investments

           Investments are recorded at fair value based upon the quoted market price reported on the last trading day of the period for those securities listed on a national securities exchange. Listed securities for which no sale was reported on that date are valued at the mean between the last reported bid and ask prices. Short-term investments are stated at fair value.

           Purchases and sales of investments are reflected on a trade-date basis. Gains or losses on sales of securities are based on average cost. The Plan presents in the statements of changes in net assets available for plan benefits the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

Contributions

           Contributions from employees are recorded in the period the employer makes payroll deductions from Plan participants. Employer contributions, if any, are accrued at the end of each year and are received in the subsequent year.

Investment income

           Income from investments is recorded as earned on an accrual basis. Dividend income is recorded at the ex-dividend date.

Termination of Plan

           Although it has not expressed any intent to do so, NL Industries, Inc. has the right under the Plan to discontinue contributions and to terminate the Plan at any time subject to penalties set forth in the Employee Retirement Income Security Act of 1974 ("ERISA"). In the event of such a discontinuance or termination of the Plan, the net assets of the Plan would be allocated to the Plan participants as prescribed by the Plan document, ERISA, and the Internal Revenue Code.

Management's Estimates

           The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits at the date of the financial statements, the changes in net assets available for benefits during the reporting period and, when applicable, the disclosures of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Note 2 - Plan description:

           The Plan's principal objective is to provide eligible employees of NL Industries, Inc. and its U.S. subsidiaries (the "Company") with a convenient way to save on a regular and long-term basis. The majority of the Company's U.S. employees are eligible to voluntarily participate in the Plan after six months of employment. At December 31, 1999, there were 74 active participants (participants currently employed by the Company) and 504 total participants. Active participants may make basic contributions of between 0% and 8% of their eligible compensation. Basic contributions may consist of a combination of pre-tax and after- tax earnings. Generally, pre-tax contributions are excluded from the employee's taxable income until they are distributed. Eligible employees that have elected to make the maximum basic contribution of 8% may also make a supplemental pre-tax or after-tax contribution of between 1% and 4% of their eligible compensation.

           In accordance with the Tax Reform Act of 1986, participants are limited in the amount of salary reduction contributions which they may make to the Plan under Section 402(g) of the Internal Revenue Code ($10,000 annual maximum for 1999). Highly compensated participants may be required to adjust the amount of their contributions in order to permit the Plan to satisfy the nondiscrimination requirements of Sections 401(k) and 401(m) of the Internal Revenue Code.

           Employer contributions include funds that (i) match a portion of participants' contributions and (ii) represent an annual contribution of 3% of employees eligible earnings. The Company's level of matching contributions is determined annually and is based upon the attainment of certain operating income target levels approved by the Management, Development and Compensation Committee of the Board of Directors of the Company (the "MD&C Committee"). The Company match applies only to participants' basic contributions. The level of match approved by the MD&C Committee for 1998 and 1999 was 75% and 50%, respectively. Employees who are eligible to participate in the Plan receive an annual contribution to their investment account of 3% of their eligible compensation, subject to IRS limitations on eligible compensation, which for 1999 was $160,000. The Company makes this annual contribution for each eligible employee regardless of whether the employee elects to otherwise participate in the Plan. Beginning in 2000, the Company intends to increase the employer contribution from 3% to 4%.

           A participant with less than three years of service is 0% vested in employer contributions, 50% vested following three years of service, 75% vested following four years of service and fully vested in all employer contributions following five years of service. Employer contributions are fully vested upon death, retirement, or disability, as provided in the Plan.

           Forfeitures of employer contributions may occur if a participant terminates employment prior to the full vesting period or if a participant or beneficiary, to whom a distribution is payable, cannot be located within five years of the date on which such distribution became payable. Forfeitures were $18,015 in 1998 and $20,067 in 1999. Amounts forfeited are used in the following order: (i) to restore the accounts of reemployed participants, (ii) to restore the accounts of participants or beneficiaries who apply for forfeited benefits, and (iii) to reduce employer contributions. The balance in the forfeiture account at December 31, 1999 was $236,139. Substantially all of this balance is expected to be used to reduce future employer contributions.

           The Plan was amended effective January 1, 2000 to provide participants with the opportunity to borrow cash from their vested savings balance. Participants will be able to borrow from their fund accounts a minimum of $1,000 up to a maximum that is generally equal to the lesser of $50,000 or 50 percent of their account balance, whichever is less. The loans will be collateralized by the balance in the participant's account and bear interest at rates which are commensurate with local prevailing rates. Principal and interest will be repaid ratably through monthly payroll deductions.

           The specialty chemical business of Rheox, Inc., a wholly owned subsidiary of the Company, was sold to Elementis plc in January 1998 and $18 million of the Plan's assets were distributed to Elementis America Inc. Rheox Inc. Retirement Savings Plan, a retirement plan administered by Elementis plc.

           Merrill Lynch Trust Company ("Merrill Lynch" or "ML") serves as trustee for the Plan.

           Employees may elect to have their own contributions invested in one or more funds, whose investment objectives are as follows:


                                                                                             Number of
                                                                                           participants at
                                                                                             December 31,
                                                                                           ---------------
                                                                                           1998       1999
                                                                                           ----       ----

MFS  Emerging  Growth  Fund - Class A Shares -  managed  with the  objective  of            62         65
providing long-term growth of capital by investing primarily in common stocks of companies  that are early in their life  cycles or are major  enterprises  whose rates of earnings growth are expected to accelerate.

Templeton  World Fund - Class A Shares - managed  with the  objective of seeking            44         47
long-term  capital growth by investing in securities of companies or governments located  throughout the world. The fund's portfolio is invested in securities of both U.S. and foreign issuers.

AIM  International  Equity Fund - Class A Shares - managed with the objective of            37         40
seeking  long-term return of capital by investing in a diversified  portfolio of international equity securities.

AIM  Value  Fund - Class A Shares -  managed  with the  objective  of  achieving            58         72
long-term growth of capital by investing primarily in equity securities of large companies with strong earnings  prospects that are  undervalued  relative to the equity market as a whole.

MFS Government  Securities Fund - Class A Shares - managed with the objective of            27         21
providing   current  income  and  preservation  of  principal  by  investing  in
Government   Securities  and  by  investing  in   obligations   that  are  fully
collateralized or otherwise fully secured by Government Securities.

Merrill Lynch Equity Index Trust - managed with the  objective of  approximating            46         55
the total return of the Standard & Poor's 500 Composite Stock Index.  This index is  a  means  to  measure  the  performance  of  a  broad  base  of  large  U.S.
corporations.

Merrill Lynch Global  Allocation  Fund, Inc. - Class A Shares - managed with the            38         35
objective of seeking a high total investment return, consistent with the prudent risk,  through a fully managed  investment  policy  utilizing  United States and foreign equity,  debt and money market  securities the combination of which will be varied from time to time both with respect to types of securities and markets in response to changing market and economic trends.

Merrill  Lynch  Federal  Securities  Trust - Class A Shares -  managed  with the            72         40
objective  of  seeking  a  high  current  return  through  investments  in  U.S.
government and government agency securities.

Merrill Lynch  Capital Fund,  Inc. - Class A Shares - managed with the objective            98         94
of  seeking  the  highest  total  investment  return  through  a  fully  managed
investment   policy  utilizing   equity,   debt  (including  money  market)  and
convertible securities.

Merrill  Lynch  Basic  Value  Fund,  Inc.  - Class A Shares -  managed  with the            94         92
objective of seeking capital appreciation and, secondarily,  income by investing
in  securities,   primarily  equities,  that  fund  management  believes  to  be undervalued.

Merrill  Lynch  Retirement  Preservation  Trust - managed with the  objective of           300        174
providing  preservation  of  capital,  liquidity  and  current  income at levels typically  higher than those  provided by money market funds.  The trust invests primarily in a broadly diversified  portfolio of Guaranteed Investment Contracts and in high-quality money market securities.

NL Stock Fund - invested in NL common stock.                                               377        354


           In addition to the funds listed above, the Halliburton/Tremont Stock Fund holds investments in Halliburton for 44 participants and Tremont Corporation common stock for 32 participants. Investments in the Mercury Global Holdings Fund (formerly the Merrill Lynch Global Holdings Fund), with 17 participants, were frozen in 1996. Contributions or transfers into the Halliburton/Tremont Stock Fund and the Mercury Global Holdings Fund are no longer allowed.

           Prior to the investment in securities of a type consistent with the objectives of any fund, cash may be temporarily invested in securities with maturities of less than one year issued or guaranteed by the U.S. government or any agency or instrumentality thereof or deposited in a bank savings account.

           Interfund transfers may be made daily, except that only one transfer per participant per quarter may affect amounts in the NL Stock Fund. Only one transfer is permitted out of the Halliburton/Tremont Stock Fund which must be a transfer of the total value of the participant's account in that fund.

           Distributions to employees may occur during active service or upon termination and under prescribed circumstances. Distributions may be in the form of lump sums, installments, annuities, or combinations thereof, or distributions of employer securities.

           The Company bears the responsibility of all administrative expenses of the Plan.

Note 3 - Related party transactions:

           The NL Stock Fund and the Halliburton/Tremont Stock Fund invest in the common stock of NL and Tremont, both of which entities are considered related parties. The activity of these securities for the years ended December 31, 1998 and 1999 was as follows:


                                                    Sales and
                                                  distributions,    Realized
                                    Purchases        at cost       gain (loss)
                                   -----------    --------------   -----------

Year ended December 31, 1998:
  NL common stock ...........      $  302,532      $1,155,944      $  758,178
  Tremont common stock ......             453           3,085          18,782

Year ended December 31, 1999:
  NL common stock ...........      $  158,787      $  289,856      $ (117,013)
  Tremont common stock ......             594             541             544



Note 4 - Tax status:

           The Plan, as amended, is designed to constitute a qualified trust under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"); as such the Plan is exempt from federal income tax, and amounts contributed by the Company will not be taxed to the participant until the participant receives a distribution from the Plan.

           The Plan has received a favorable determination as of March 1998, indicating it is a "Qualified Plan" under the requirements of Sections 401(a) and 401(k) of the Code and is qualified for favorable tax treatment. The Company intends to file an application with the Internal Revenue Service for a determination of the qualified status of the Plan under Section 401(a) of the code for all amendments made to the Plan since the last determination letter.

Note 5 - Investments:

           The historical cost and fair value of each of the investments and the employer contributions receivable balances at December 31, 1998 and 1999 were as follows:


                                                                                 December 31,
                                          -----------------------------------------------------------------------------------------
                                                             1998                                           1999
                                          --------------------------------------------   ------------------------------------------
                                                                           Employer                                     Employer
                                           Historical                    contributions   Historical                   contributions
Fund description                              cost         Fair value     receivable        cost         Fair value    receivable
----------------------------------------   ----------      ----------    -------------   ----------      ----------   -------------

NL Stock Fund ..........................    $ 1,915,419    $ 1,984,132    $    45,019    $ 1,784,350    $ 2,102,721    $    14,091
Halliburton/Tremont Stock Fund:
  Halliburton common stock .............        111,251        292,779           --           83,352        294,938           --
  Tremont common stock .................         18,061         70,951           --           18,113         31,570           --
                                            -----------    -----------    -----------    -----------    -----------    -----------

      Total common stock ...............      2,044,731      2,347,862         45,019      1,885,815      2,429,229         14,091
                                            -----------    -----------    -----------    -----------    -----------    -----------

MFS Emerging Growth Fund -
 Class A Shares ........................        970,670      1,278,402         45,031        839,743      1,574,630         37,774

Templeton World Fund -
 Class A Shares ........................        651,335        615,177         24,465        710,937        788,808         20,306

AIM International Equity Fund -
 Class A Shares ........................        238,380        267,444         19,677        295,501        461,589         17,214

AIM Value Fund - Class A Shares ........        856,310      1,027,619         59,013      1,530,196      1,956,219         40,660

MFS Government Securities Fund -
 Class A Shares ........................        259,186        271,136         12,399        243,810        235,490          3,456

Merrill Lynch Equity Index Trust .......        321,945        462,080         36,780        439,237        666,773         33,690

Merrill Lynch Global Allocation Fund,
 Inc. - Class A Shares .................        287,551        249,476         18,763        294,057        286,867          5,181

Merrill Lynch Federal Securities Trust -
 Class A Shares ........................        435,316        440,463         29,425        230,397        223,078         10,817

Merrill Lynch Capital Fund, Inc. -
 Class A Shares ........................      2,490,537      2,918,680         71,740      2,511,013      2,681,860         20,088

Merrill Lynch Basic Value Fund, Inc. -
 Class A Shares ........................      2,396,955      3,053,911        136,427      2,605,534      3,086,505         61,242

Merrill Lynch Retirement Preservation
 Trust .................................     12,532,499     12,532,499         99,793     10,964,132     10,964,132         42,939

Mercury Global Holdings, Inc. -
 Class I Shares ........................        274,766        290,054           --          360,422        405,383           --
                                            -----------    -----------    -----------    -----------    -----------    -----------

      Total other securities ...........     21,715,450     23,406,941        553,513     21,024,979     23,331,334        293,367
                                            -----------    -----------    -----------    -----------    -----------    -----------

                                            $23,760,181    $25,754,803    $   598,532    $22,910,794    $25,760,563    $   307,458
                                            ===========    ===========    ===========    ===========    ===========    ===========

           Investments whose fair value exceeds five percent of net assets available for benefits were the NL Stock Fund, Merrill Lynch Capital Fund, Merrill Lynch Basic Value Fund, and Merrill Lynch Retirement Preservation Trust Fund at December 31, 1998 and 1999 and the MFS Emerging Growth Fund and the AIM Value Fund at December 31, 1999.

           Cash at December 31, 1999 of $36,427 represents rollover contributions from participants which have not yet been allocated to individual funds. At June 8, 2000, the market value of the shares of NL, Halliburton and Tremont stock held at December 31, 1999 was $2,399,450, $341,659 and $37,094,
respectively.

           The Plan's assets are invested principally in common stock of NL, Halliburton and Tremont, and with investment funds managed by (i) Merrill Lynch,
ii) Massachusetts Financial Services ("MFS"), iii) AIM Advisors, Inc., and iv) Templeton Global Advisors Limited. At December 31, 1999, 71% of the Plan's investments were managed by Merrill Lynch.

                             SUPPLEMENTAL SCHEDULES

                   NL INDUSTRIES, INC. RETIREMENT SAVINGS PLAN

         SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES AT END OF YEAR

                                December 31, 1999

                     Employer Identification No. 13-5267260

                                  Plan No. 003

                                                                          Cost       Fair value
                                                                      -----------   -----------

   MFS Emerging Growth Fund - Class A shares ......................   $   839,743   $ 1,574,630

   Templeton World Fund - Class A shares ..........................       710,937       788,808

   AIM International Equity Fund - Class A shares .................       295,501       461,589

   AIM Value Fund - Class A shares ................................     1,530,196     1,956,219

   MFS Government Securities Fund - Class A shares ................       243,810       235,490

*  Merrill Lynch Equity Index Trust ...............................       439,237       666,773

*  Merrill Lynch Global Allocation Fund, Inc.- Class A shares .....       294,057       286,867

*  Merrill Lynch Federal Securities Trust - Class A shares ........       230,397       223,078

*  Merrill Lynch Capital Fund, Inc. - Class A shares ..............     2,511,013     2,681,860

*  Merrill Lynch Basic Value Fund, Inc. - Class A shares ..........     2,605,534     3,086,505

*  Merrill Lynch Retirement Preservation Trust ....................    10,964,132    10,964,132

*  Mercury Global Holdings, Inc. - Class I shares (formerly Merrill
     Lynch Global Holdings) .......................................       360,422       405,383

*  NL Stock Fund - common stock ...................................     1,784,350     2,102,721

   Halliburton/Tremont Stock Fund - common stock:
      Halliburton Company .........................................        83,352       294,938
   *  Tremont Corporation .........................................        18,113        31,570
                                                                      -----------   -----------

                                                                      $22,910,794   $25,760,563
                                                                      ===========   ===========

Note: Cost is determined based on historical cost. Gains and losses on sales of investments are calculated based on average cost.

* Investment in a "Party-in-interest" entity, as defined by ERISA.

                               NL INDUSTRIES, INC.
                             RETIREMENT SAVINGS PLAN
                       SCHEDULE OF REPORTABLE TRANSACTIONS
                          Year ended December 31, 1999
                     Employer Identification No. 13-5267260
                                  Plan No. 003



                                                                                                       Fair value
                                                                                                       of asset on
                                                  Number of    Purchase      Selling        Cost of    transaction
Description of Asset                            Transactions     price        price          asset        date         Net gain
--------------------                            ------------  ----------    --------      ----------   -----------   -----------

Merrill Lynch Retirement Preservation Trust:
  Purchases ................................          97      $2,030,303    $     --      $2,030,303    $2,030,303    $     --
  Sales ....................................          58            --       3,598,571     3,598,571     3,598,571          --

Merrill Lynch Basic Value Fund Class A:
  Purchases ................................          44         828,671          --         828,671       828,671          --
  Sales ....................................          33            --         789,896       601,449       789,896       188,447


                                                                       EXHIBIT I




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the:

(i) Registration Statement No. 33-29287 on Form S-8 and related Prospectus with respect to the 1989 Long Term Performance Incentive Plan of NL Industries, Inc.; and

(ii) Registration Statement No. 33-25913 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. Retirement Savings Plan; and

(iii)          Registration  Statement  No.  33-48145  on Form  S-8 and  related
               Prospectus   with  respect  to  the  NL  Industries,   Inc.  1992
               Non-Employee Directors Stock Option Plan; and

(iv) Registration Statement No. 333-65817 on Form S-8 and related Prospectus with respect to the NL Industries, Inc. 1998 Long-Term Incentive Plan.


of our report dated June 8, 2000 relating to the financial statements of the NL Industries, Inc. Retirement Savings Plan which appears in this Form 11-K.







                                             PricewaterhouseCoopers LLP





Houston, Texas
June 27, 2000